UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2010
CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 4, 2010, Celgene Corporation, a Delaware corporation (the “Company”), entered into a previously announced underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated (collectively, the “Underwriters”), providing for its underwritten public offering of $500,000,000 aggregate principal amount of 2.450% Senior Notes due 2015 (the “2015 Notes”), $500,000,000 aggregate principal amount of 3.950% Senior Notes due 2020 (the “2020 Notes”) and $250,000,000 aggregate principal amount of 5.700% Senior Notes due 2040 (the “2040 Notes” and, together with the 2015 Notes and the 2020 Notes, the “Notes”).
On October 7, 2010, the Notes were issued under, and the Company entered into, an indenture (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
The 2015 notes will pay interest at the rate of 2.450% per annum, the 2020 notes will pay interest at the rate of 3.950% per annum and the 2040 notes will pay interest at the rate of 5.700% per annum, which, in each case, will be payable semi-annually in arrears on each April 15 and October 15, beginning April 15, 2011.
The Notes will be unsecured, senior obligations and rank equal in right of payment to any of the Company’s future senior unsecured indebtedness; senior in right of payment to any of the Company’s future subordinated indebtedness; and effectively subordinated in right of payment to any of the Company’s subsidiaries’ obligations (including secured and unsecured obligations); and subordinated in right of payment to the Company’s secured obligations, to the extent of the assets securing such obligations.
The Indenture contains covenants limiting the Company’s ability to (1) create liens or (2) merge, or consolidate or transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to important limitations and exceptions that are described in the Indenture.
The Notes were offered pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-169731), which became immediately effective upon its filing with the Securities and Exchange Commission (the “SEC”) on October 4, 2010. A preliminary prospectus supplement dated October 4, 2010 relating to the Notes was filed with the SEC on October 4, 2010, and a final prospectus supplement dated October 4, 2010 was filed with the SEC on October 5, 2010.
The net proceeds from the sale of the Notes are estimated to be approximately $1,238,385,000 (after deducting underwriting discounts and estimated offering expenses payable by us).
Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company, or its affiliates. They have received, and may in the future receive, customary fees and commissions for these transactions.
The description of the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Forms of Notes issued pursuant to the Indenture are attached hereto as Exhibits 4.2, 4.3 and 4.4 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
d) Exhibits
4.1	Indenture, dated as of October 7, 2010, relating to the 2.450% Senior Notes due 2015, 3.950% Senior Notes due 2020 and 5.700% Senior Notes due 2040, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 2.450% Senior Notes due 2015
4.3	Form of 3.950% Senior Notes due 2020
4.4	Form of 5.700% Senior Notes due 2040

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION
Date: October 7, 2010	By:	/s/ Jacqualyn Fouse
Jacqualyn Fouse
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description
4.1
Indenture, dated as of October 7, 2010, relating to the 2.450% Senior Notes due 2015, 3.950% Senior Notes due 2020 and 5.700% Senior Notes due 2040, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 2.450% Senior Notes due 2015

4.3	Form of 3.950% Senior Notes due 2020

4.4	Form of 5.700% Senior Notes due 2040